BLUME LAW FIRM, P.C.
                           A PROFESSIONAL CORPORATION
                        Licensed in Arizona and Minnesota

                          Paradise Village Office Park
                           11811 North Tatum Boulevard

                                   Suite 1025
                           Phoenix, Arizona 85028-1699

                            Telephone (602) 494-7976
                            Facsimile (602) 494-7313
                            Web Site: www.blumepc.com
                           E-Mail: gblume@blumepc.com

                                  May 11, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Reference:     Registration Statement on Form SB-2

Gentlemen:

     As counsel for American Southwest Holdings, Inc., we hereby consent to the incorporation as exhibits to this Form SB-2 Statement of our opinion regarding the securities registered for resale in the Form SB-2 by American Southwest Holdings, Inc. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.

                         Sincerely,

                         BLUME LAW FIRM, P.C.


                         /s/ Gary R. Blume
                         Gary R. Blume
                         Attorney at Law

Enclosures